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                                                                    Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in the registration statement (the "Registration Statement") of Brandywine Realty Trust (the "Company") of: our report dated February 22, 1997, on the consolidated financial statements of the Company, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996; our reports dated October 31, 1996 on the combined statements of revenue and certain expenses of Equivest Management Inc. Acquisition Properties, the Commonwealth of Pennsylvania State Employees' Retirement System Acquisition Properties, and of Delaware Corporate Center for the year ended December 31, 1995 included in the Company's Prospectus filed on November 27, 1996 relating to the Company's Registration Statement on Form S-11 (No. 333-13969) declared effective November 25, 1996; our report dated February 11, 1997 on the combined financial statements of revenue and certain expenses of the Columbia Acquisition Properties for the year ended December 31, 1996, included in the Company's Form 8-K/A (No. 1) dated February 13, 1997 and Form 8-K/A (No. 2) dated February 24, 1997; our report dated January 29, 1997 on the combined financial statements of revenue and certain expenses of the Main Street Properties for the year ended December 31, 1996, included in the Company's Form 8-K/A (No. 1) dated April 29, 1997; our report dated May 29, 1997 on the combined financial statements of revenue and certain expenses of the TA Properties for the year ended December 31, 1996, included in the Company's Form 8-K dated June 9, 1997; our report dated June 3, 1997 on the combined financial statements of revenue and certain expenses of the Emmes Properties for the year ended December 31, 1996, included in the Company's Form 8-K dated June 9, 1997; our report dated June 23, 1997 on the combined financial statements of revenue and certain expenses of 748 & 855 Springdale Drive for the year ended December 31, 1996, included in the Company's Form 8-K dated June 23, 1997; our report dated July 21, 1997 on the combined financial statements of revenue and certain expenses of the Greenhills Properties for the year ended December 31, 1996, included in the Company's Form 10-Q for the quarter ended June 30, 1997; our report dated July 21, 1997 on the combined financial statements of revenue and certain expenses of the Berwyn Park Properties for the year ended December 31, 1996, included in the Company's Form 10-Q for the quarter ended June 30, 1997; our report dated October 15, 1997 on the combined financial statements of revenue and certain expenses of Metropolitan Industrial Center for the year ended December 31, 1996, included in the Company's Form 8-K dated October 30, 1997; our report dated October 27, 1997 on the combined financial statements of revenue and certain expenses of Atrium I for the year ended December 31, 1996, included in the Company's Form 8-K dated October 30,
1997; and to all references to our Firm included in the Prospectus in the Registration Statement.

                             /s/ Arthur Andersen LLP
                             -----------------------------------------
                             Arthur Andersen LLP

Philadelphia, Pennsylvania
October 30, 1997